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                                                                    Exhibit 10.2

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                                   $10,000,000

                                 CREDIT FACILITY

                        Dated as of September 1, 1999

                                     Between

                              DELTATHREE.COM, INC.

                                       and

                            RSL COMMUNICATIONS, LTD.

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                                Table of Contents

                                                                        Page No.
                                                                        --------

Article 1 CREDIT FACILITY..................................................  1

  Section 1.01.   Commitment to Lend ......................................  1
  Section 1.02.   Manner of Borrowing .....................................  1
  Section 1.03.   Interest ................................................  1
  Section 1.04.   Repayment ...............................................  2
  Section 1.05.   Prepayments .............................................  2
  Section 1.06.   Computation of Interest .................................  3
  Section 1.07.   Payments by the Borrower ................................  3
  Section 1.08.   Evidence of Indebtedness ................................  4

Article 2 CONDITIONS TO LOANS..............................................  4

  Section 2.01.   Conditions to Initial Loan ..............................  4
  Section 2.02.   Conditions to Each Loan .................................  4

Article 3 CERTAIN REPRESENTATIONS AND WARRANTIES...........................  5

  Section 3.01.   Organization; Power; Qualification ......................  5
  Section 3.02.   Authorization; Enforceability; Required Consents;
                  Absence of Conflicts ....................................  6

Article 4 CERTAIN COVENANTS................................................  7

  Section 4.01.   Preservation of Existence and Properties, Scope of
                  Business, Compliance with Law, Payment of
                  Taxes and Claims, Preservation of Enforceability.........  7
  Section 4.02.   Insurance ...............................................  8

Article 5 FINANCIAL STATEMENTS AND INFORMATION.............................  8

  Section 5.01.   Financial Statements and Information to Be Furnished ....  8
  Section 5.02.   Accuracy of Financial Statements and Information ........  9
  Section 5.03.   Additional Covenants Relating to Disclosure ............. 10

Article 6 DEFAULT.......................................................... 11

  Section 6.01.   Events of Default ....................................... 11
  Section 6.02.   Remedies upon Event of Default .......................... 12

Article 7 MISCELLANEOUS.................................................... 13

  Section 7.01.   Notices and Deliveries .................................. 13
  Section 7.02.   Expenses; Indemnification ............................... 14


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  Section 7.03.   Rights Cumulative ....................................... 16
  Section 7.04.   Disclosures ............................................. 16
  Section 7.05.   Amendments; Waivers ..................................... 16
  Section 7.06.   Setoff; Retention of Funds .............................. 16
  Section 7.07.   Assignments and Participations .......................... 17
  Section 7.08.   Governing Law ........................................... 17
  Section 7.09.   Judicial Proceedings; Waiver of Jury Trial .............. 17
  Section 7.10.   Limitation of Liability ................................. 18
  Section 7.11.   Severability of Provisions .............................. 18
  Section 7.12.   Counterparts ............................................ 18
  Section 7.13.   Survival of Obligations ................................. 18
  Section 7.14.   Entire Agreement ........................................ 18
  Section 7.15.   Successors and Assigns .................................. 18

Article 8 INTERPRETATION................................................... 19

  Section 8.01.   Certain Definitional Provisions ......................... 19
  Section 8.02.   Accounting Matters ...................................... 19
  Section 8.03.   Representations and Warranties .......................... 20
  Section 8.04.   Captions ................................................ 20


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                                    Schedules

Schedule 1.02          Notice of Borrowing

Schedule 1.05          Notice of Prepayment

Schedule 1.08          Grid Note

Schedule 2.01          Borrower's Certificate as to Resolutions, etc.

Annex A                Resolutions of Board of Directors of Borrower

Schedule 5.01(b)       Certificate as to Annual Financial Statements


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                                 CREDIT FACILITY

                        Dated as of September 1, 1999

            RSL Communications, Ltd. (the "Lender"), a Bermuda company, and deltathree.com, Inc. (the "Borrower"), a Delaware corporation, agree, as follows:

                                    ARTICLE 1

                                 CREDIT FACILITY

Section 1.01. Commitment to Lend. Upon the terms and subject to the conditions of this Agreement, the Lender agrees to make, from time to time during the period from the date hereof (the "Agreement Date") through the earlier of (i) October 31, 2000 and (ii) the date on which the Lender shall give the Borrower prior written notice (the "Notice Date") of the termination of this Agreement (the "Termination Date"), one or more loans (each, a "Loan") to the Borrower in an aggregate unpaid principal amount not exceeding at any time the Commitment (hereinafter defined). This Agreement shall terminate on the Termination Date and the Commitment shall terminate on the Notice Date or as provided in Section
6.02. The Notice Date shall be at least 90 days prior to the Termination Date. The Lender agrees to commit to lend to the Borrower up to $10,000,000 (the "Commitment").

Section 1.02. Manner of Borrowing. The Borrower shall give the Lender notice (which shall be irrevocable) no later than 10:00 a.m. (New York time) on the third Business Day (hereinafter defined) prior to the requested date for the making of such Loan. Each such notice shall be in the form of Schedule 1.02 and shall specify (a) the requested date for the making of the requested Loan and
(b) the amount of each such Loan, which amount shall be, in the case of each such Loan, not less than $1,000,000 or the unused Commitment. Subject to the terms of this Agreement, each Loan so requested shall be disbursed by the Lender not later than 12:00 noon (New York time) on the requested date therefor in U.S. Dollars in funds immediately available to the Borrower by credit to an account of the Borrower as may have been specified in the applicable notice and as shall be acceptable to the Lender. For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized to close.

Section 1.03. Interest.

            (a) Rates. Unless an Event of Default (as defined in Section 6.01) is continuing, each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to 14%. During an Event of Default (and whether before or after judgment), each Loan (whether or not due) and, to the maximum extent permitted by Applicable Law (hereinafter defined), each other amount due and payable hereunder shall bear interest at a rate per annum equal to 16% (the "Post-Default Rate"). For purposes of this Agreement, "Applicable Law" shall mean, anything in Section 7.08 to the contrary notwithstanding, (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of governmental bodies, (B) Governmental Approvals, and (C)
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orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators. "Governmental Approval" shall mean any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any governmental unit.

            (b) Payment. Interest shall be payable on each April 1, July 1, October 1 and January 1 of each year and when such Loan shall be due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand.

            (c) Maximum Interest Rate. Nothing contained in this Agreement shall require the Borrower at any time to pay interest at a rate exceeding the Maximum Permissible Rate (hereinafter defined). If interest payable by the Borrower on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of the Loans. For purposes of this Agreement, "Maximum Permissible Rate" shall mean, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (i) civil or criminal penalties being imposed on the payee or (ii) the payee's being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon.

Section 1.04. Repayment. The Loans outstanding at 5:00 p.m. (New York time) on November 1, 2000 shall become due and payable thereafter on demand by Lender, together with interest accrued to the date of maturity.

Section 1.05. Prepayments. The Borrower may, at any time and from time to time, prepay the Loans in whole or in part, without premium or penalty, except that any partial prepayment shall be in an aggregate principal amount of at least $1,000,000. The Borrower shall give the Lender notice of each prepayment no later than 10:00 a.m. (New York time) on the third Business Day before the date of such prepayment. Each notice of prepayment shall be in the form of Schedule
1.05 and shall specify (a) the date such prepayment is to be made and (b) the amount of each Loan to be prepaid. Amounts to be prepaid shall irrevocably be due and payable on the date specified in the applicable notice of prepayment, together with interest thereon as provided in Section 1.03(b).

Section 1.06. Computation of Interest. Interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.

Section 1.07. Payments by the Borrower.

            (a) Time, Place and Manner. All payments due to the Lender hereunder shall be made to the Lender, at the Lender's office (as set forth in Section 7.01(b)). A payment shall not


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be deemed to have been made on any day unless such payment has been received by the Lender, at the Lender's office, in U.S. Dollars in funds immediately available to the Lender, no later than 12:00 noon (New York time) on such day.

            (b) No Reductions. All payments due to the Lender hereunder, and all other terms, conditions, covenants and agreements to be observed and performed by the Borrower hereunder, shall be made, observed or performed by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or federal, state or foreign tax, assessment or other governmental charge or levy (including any withholding tax) upon a Person (as defined in Section 8.01) or upon its assets, revenues, income or profits ("Tax") except for any withholding or deduction for Taxes required to be withheld or deducted under Applicable Law.

            (c) Taxes. If any Tax is required to be withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment due to the Lender hereunder, the Borrower (i) shall, if required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with Applicable Law and (ii) shall pay to the Lender (A) such additional amounts as may be necessary so that the net amount received by the Lender with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable hereunder and (B) an amount equal to all Taxes payable by the Lender as a result of payments made by the Borrower (whether to a taxing authority or to the Lender) pursuant to this Section 1.07(c). If any Tax is withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment due to the Lender hereunder, the Borrower shall, within 30 days after the date of such payment, furnish to the Lender the original or a certified copy of a receipt for such Tax from the applicable taxing authority. If any payment due to the Lender hereunder is or is expected to be made without withholding or deducting therefrom, or otherwise paying in connection therewith, any Tax payable to any taxing authority, the Borrower shall, within 30 days after any request from the Lender, furnish to the Lender a certificate from such taxing authority, or an opinion of counsel acceptable to the Lender, in either case stating that no Tax payable to such taxing authority was or is, as the case may be, required to be withheld or deducted from, or otherwise paid by the Borrower in connection with, such payment.

            (d) Extension of Payment Dates. Whenever any payment to the Lender hereunder shall be due (otherwise than by reason of acceleration) on a day that is not a Business Day, the date of payment thereof shall be extended to the next succeeding Business Day. If the date for any payment hereunder is extended (whether by operation of this Agreement, Applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

Section 1.08. Evidence of Indebtedness. The Loans and the Borrower's obligation to repay the Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement and Schedule 1.08 and the Lender shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the


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Borrower with respect thereto, and prior to any transfer of funds shall endorse on such Schedule appropriate notations to evidence the foregoing information with respect to the Loan then outstanding; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder. The Lender is hereby irrevocably authorized by the Borrower so to endorse such Schedule from time to time as Loans are made from the Lender to the Borrower.

                                    ARTICLE 2

                               CONDITIONS TO LOANS

Section 2.01. Conditions to Initial Loan. The obligation of the Lender to make the initial Loan is subject to its receipt of, in form and substance satisfactory to the Lender, a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the requested date for the making of such Loan, substantially in the form of Schedule 2.01.

Section 2.02. Conditions to Each Loan. The obligation of the Lender to make each Loan, including the initial Loan, is subject to the determination of the Lender, in its sole and absolute discretion, that each of the following conditions has been fulfilled:

            (a) the Lender shall have received a notice of borrowing with respect to such Loan complying with the requirements of Section 1.02;

            (b) each representation and warranty of the Borrower made in this Agreement shall be true and correct at and as of the time such Loan is to be made, both with and without giving effect to such Loan and all other Loans to be made at such time and to the application of the proceeds thereof;

            (c) no condition or event that constitutes an Event of Default (as defined in Section 6.01) or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default (each, a "Default") shall have occurred and be continuing at the time such Loan is to be made or would result from the making of such Loan and all other Loans to be made at such time or from the application of the proceeds thereof;

            (d) the Lender shall have received such materials as it may have requested pursuant to Section 5.01(d);

            (e) such Loan will not contravene any Applicable Law applicable to the Lender; and

            (f) all legal matters incident to such Loan and the other transactions contemplated by this Agreement shall be satisfactory to counsel for the Lender.

            Each notice of borrowing shall constitute a representation and warranty by the Borrower made as of the time of the making of the requested Loans that the conditions specified in clauses (b), (c) and (e) have been fulfilled as of such time.


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                                    ARTICLE 3

                     CERTAIN REPRESENTATIONS AND WARRANTIES

            In order to induce the Lender to enter into this Agreement and to make each Loan, the Borrower represents and warrants as follows:

Section 3.01. Organization; Power; Qualification. The Borrower and each Subsidiary (hereinafter defined) are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, have the corporate power and authority to own their respective properties and to carry on their respective businesses as now being and hereafter proposed to be conducted and are duly qualified and in good standing as foreign corporations, and are authorized to do business, in all jurisdictions in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a Material Adverse Effect (hereinafter defined) on the Borrower and the Consolidated Subsidiaries (hereinafter defined) taken as a whole. For purposes of this Agreement, "Subsidiary" shall mean, with respect to any Person, any other Person (i) securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions) or (ii) other ownership interests of which ordinarily constituting a majority voting interest, are at the time, directly or indirectly, owned or controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower. "Material Adverse Effect" shall mean, (i) with respect to any Person, any material adverse effect on such Person's business, assets, liabilities, financial condition, results of operations or business prospects, (ii) with respect to a group of Persons "taken as a whole," any material adverse effect on such Persons' business, assets, liabilities, financial conditions, results of operations or business prospects taken as a whole on, where appropriate, a consolidated basis in accordance with GAAP, and (iii) with respect to this Agreement, any adverse effect, whether or not material, on the binding nature, validity or enforceability thereof as obligations of the Borrower. "Consolidated Subsidiaries" shall mean, with respect to any Person at any time, any Subsidiary or other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time; unless otherwise specified, "Consolidated Subsidiary" means a Consolidated Subsidiary of the Borrower.

Section 3.02. Authorization; Enforceability; Required Consents; Absence of Conflicts. The Borrower has the power, and has taken all necessary action to authorize it, to execute, deliver and perform in accordance with their respective terms this Agreement and to borrow hereunder in the unused amount of the Commitment. This Agreement has been duly executed and delivered by the Borrower and is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. The execution, delivery and performance in accordance with their respective terms by the Borrower of this Agreement, and each borrowing hereunder, whether or not in the amount of the unused Commitment, do not and will not (a) require any Governmental Approval or any other consent or approval, including any


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consent or approval of any Subsidiary or any consent or approval of the stockholders of the Borrower or any Subsidiary, other than Governmental Approvals and other consents and approvals that have been obtained, are final and not subject to review on appeal or to collateral attack, are in full force and effect or (b) violate or conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien (hereinafter defined) upon any assets of the Borrower or any Subsidiary under, (i) any applicable indenture, agreement (other than this Agreement), other contractual restriction, lease, instrument, certificate of incorporation or charter, or by-law (each, a "Contract") to which the Borrower or any Subsidiary is a party or by which any of them or any of their respective properties may be bound or
(ii) any Applicable Law. For purposes of this Agreement, "Lien" shall mean, with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise) (i) any mortgage, lien, pledge, attachment, levy, priority or other security interest or encumbrance of any kind thereupon or respect thereof and (ii) any arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any debt or liability in priority to the payment of the ordinary, unsecured creditors of such Person.

                                    ARTICLE 4

                                CERTAIN COVENANTS

            From the Agreement Date and until the later of (i) the termination of the Commitment (whether on the Notice Date or pursuant to Section 6.02) and
(ii) the payment in full of the Loans and all other amounts payable or accrued hereunder (the "Repayment Date"), the Borrower shall and shall cause each Subsidiary to:

Section 4.01. Preservation of Existence and Properties, Scope of Business, Compliance with Law, Payment of Taxes and Claims, Preservation of Enforceability. (a) Preserve and maintain its corporate existence and all of its other franchises, licenses, rights and privileges, (b) preserve, protect and obtain all Intellectual Property (hereinafter defined), and preserve and maintain in good repair, working order and condition all other properties, required for the conduct of its business, (c) engage only in businesses in substantially the same fields as the businesses conducted on the Agreement Date,
(d) comply with Applicable Law, (e) pay or discharge when due all Taxes and all debts and liabilities that might become a Lien on any of its properties, and (f) take all action and obtain all consents and Governmental Approvals required so that its obligations hereunder will at all times be legal, valid and binding and enforceable in accordance with their respective terms, except that this Section
4.01 (other than clauses (a), insofar as it requires the Borrower to preserve its corporate existence, (c) and (f)) shall not apply in any circumstance where noncompliance together with all other noncompliances with this Section 4.01, will not have a Material Adverse Effect on (x) the Borrower and the Consolidated Subsidiaries taken as a whole or (y) this Agreement. For purposes of this Agreement "Intellectual Property" shall mean (i) (A) patents and patent rights,
(B) trademarks, trademark rights, trade names, trade name rights, corporate names, business names, trade styles, service marks, logos and general intangibles of like nature, and (C) copyrights, in each case whether


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registered, unregistered or under pending registration and, in the case of any such that are registered or under pending registration, whether registered or under pending registration under the laws of the United States or any other country, (ii) reissues, continuations, continuations-in-part and extensions of any Intellectual Property referred to in clause (i), and (iii) rights relating to any Intellectual Property referred to in clause (i) or (ii), including rights under applications (whether pending under the laws of the United States or any other country) or licenses relating thereto.

Section 4.02. Insurance. Maintain insurance with responsible insurance companies against at least such risks and in at least such amounts as is customarily maintained by similar businesses, or as may be required by Applicable Law or reasonably requested by the Lender.

                                    ARTICLE 5

                      FINANCIAL STATEMENTS AND INFORMATION

Section 5.01. Financial Statements and Information to Be Furnished. From the Agreement Date and until the Repayment Date, the Borrower shall furnish to the
Lender:

            (a) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower consolidated and consolidating balance sheets of the Borrower and the Consolidated Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and the Consolidated Subsidiaries for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year.

            (b) Year-End Financial Statements; Accountants' and Officer's Certificates. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower:

            (ii) consolidated and consolidating balance sheets of the Borrower and the Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and the Consolidated Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year;

            (iii) a report of Brightman, Almagor & Co. or other independent certified public accountants of recognized standing satisfactory to the Borrower, on such of the financial statements referred to in clause (i) as are consolidated financial statements, which report shall be in scope and substance satisfactory to the Lender;

            (iv) a certificate of such accountants addressed to the Lender and in form and substance satisfactory to the Lender (A) confirming that (1) the Borrower is authorized to deliver their report referred to in clause
      (iii) to the Lender pursuant to this


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      Agreement and (2) it is their understanding that the Lender is relying on such report and such certificate, (B) stating that they have caused this Agreement to be reviewed and that, in making the examination necessary for their report on such consolidated financial statements, nothing came to their attention that caused them to believe that, as of the date of such financial statements, any Default exists or, if such is not the case, specifying such Default and its nature, when it occurred and whether it is continuing; and

            (v) a certificate of the president or chief financial officer of the Borrower in the form of Schedule 5.01(b).

            (c) Reports and Filings. (i) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or any Subsidiary, or the board of directors of the Borrower or any Subsidiary, by its independent certified public accountants, including any management letter; (ii) as soon as practicable, copies of all such financial statements and reports as the Borrower or any Subsidiary shall send to its stockholders and of all registration statements and all regular or periodic reports that the Borrower or any Subsidiary shall file, or may be required to file, with the Securities and Exchange Commission or any successor commission.

            (d) Requested Information. From time to time and promptly upon request of the Lender, such Information (as defined in Section 5.02(b)) regarding this Agreement or the Loans and the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and the Subsidiaries as the Lender may request, in each case in form and substance and certified in a manner satisfactory to the Lender.

            (e) Notice of Defaults, Material Adverse Changes and Other Matters. Prompt notice of: (i) any Default, (ii) the commencement of, or the occurrence or nonoccurrence of any change or event relating to, any action, suit, proceeding or investigation that would cause the representations and warranties contained in Article 3 to be incorrect if made at such time, and (iii) any amendment of the certificate of incorporation or by-laws of the Borrower.

Section 5.02. Accuracy of Financial Statements and Information.

            (a) Future Financial Statements. The financial statements delivered pursuant to Section 5.01(a) or (b) shall be complete and correct and present fairly, in accordance with GAAP, except for changes therein or therefrom that are described in the certificate or report accompanying such statements and that have been approved in writing by the Borrower's then current independent certified public accountants, the consolidated and consolidating financial position of the Borrower and the Consolidated Subsidiaries as at their respective dates and the consolidated and consolidating results of operations, retained earnings and cash flows of the Borrower and such Subsidiaries for the respective periods to which such statements relate, and the furnishing of the same to the Lender shall constitute a representation and warranty by the Borrower made on the date the same are furnished to the Lender to that effect and to the further effect that, except as disclosed or reflected in such financial statements, as at the respective dates thereof, neither the Borrower nor any Subsidiary had any liability, contingent or otherwise, nor any unrealized or anticipated loss, that, singly or in the aggregate, has had or might have a Material Adverse Effect on the Borrower and the Consolidated Subsidiaries taken as a whole.


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            (b) Future Information. All data, certificates, reports, statements
(including financial statements), opinions of counsel, documents and other information ("Information") furnished to the Lender by or on behalf of the Borrower on or after the Agreement Date in connection with or pursuant to this Agreement or in connection with or pursuant to any amendment or modification of, or waiver of rights under, this Agreement, shall, at the time the same is so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any Information such prepared in the ordinary course of business, be complete and correct in the light of the purpose prepared, and, in the case of any Information required by the terms of this Agreement or the preparation of which was requested by the Lender, be complete and correct to the extent necessary to give the Lender true and accurate knowledge of the subject matter thereof, (ii) not contain any untrue statement of a material fact, and
(iii) not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made, and the furnishing of the same to the Lender shall constitute a representation and warranty by the Borrower made on the date the same are so furnished to the effect specified in clauses (i), (ii) and (iii).

Section 5.03. Additional Covenants Relating to Disclosure. From the Agreement Date and until the Repayment Date, the Borrower shall and shall cause each of its Subsidiaries to:

            (a) Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or necessary to permit (i) the preparation of financial statements required to be delivered pursuant to Sections 5.01(a) and
(b) and (ii) the determination of the Borrower's compliance with the terms of this Agreement.

            (b) Visits and Inspections. Permit, or, in the case of properties, books, records or Persons not within its immediate control, promptly take such actions as are reasonably practicable in order to permit, representatives (whether or not officers or employees) of the Lender, from time to time, as often as may be reasonably requested, to (i) visit and inspect any properties of the Borrower and each Subsidiary, (ii) inspect and make extracts from the books and records of the Borrower and each Subsidiary, including management letters prepared by their respective independent certified public accountants, and (iii) discuss with any Person, including the principal officers and the independent certified public accountants of the Borrower and each Subsidiary, the respective businesses, assets, liabilities, financial conditions, results of operations and business prospects of the Borrower and each Subsidiary.

                                    ARTICLE 6

                                     DEFAULT

Section 6.01. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Borrower or any Subsidiary, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

            (a) Any payment of principal of or interest on any of the Loans shall not be made when and as due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement;

            (b) Any representation and warranty shall at any time prove to have been incorrect or misleading in any material respect when made;

            (c) The Borrower shall default in the performance or observance of

            (i) any term, covenant, condition or agreement contained in Section 4.01(a) (insofar as such Section requires the preservation of the corporate existence of the Borrower), 4.01(f), or 5.01(e)(i); or

            (ii) any term, covenant, condition or agreement contained in this Agreement (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continue unremedied for a period of 30 days;

            (d) (i) The Borrower or any Subsidiary shall fail to pay, in accordance with its terms and when due and payable, the principal of or interest on any debt (other than the Loans), (ii) the maturity of any such debt shall, in whole or in part, have been accelerated, or any such debt shall, in whole or in part, have been required to be prepaid prior to the stated maturity thereof, in accordance with the provisions of any Contract evidencing, providing for the creation of or concerning such debt, or (iii) (A) any event shall have occurred and be continuing that permits (or, with the passage of time or the giving of notice or both, would permit) any holder or holders of such debt, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity or require any such prepayment and (B) if the Contract evidencing, providing for the creation of or concerning such Debt provides for a cure period for such event, such event shall not be cured prior to the end of such cure period;

            (e) A default shall be continuing under any Contract (other than a Contract relating to debt to which clause (d) of this Section 6.01 is applicable) binding upon the Borrower or any Subsidiary, except a default that, together with all other such defaults, has not had and will not have a Material Adverse Effect on (i) the Borrower and the Consolidated Subsidiaries taken as a whole or (ii) the Agreement;

            (f) (i) The Borrower or any Subsidiary shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (F) make a general assignment for the benefit of creditors, or (G) take any corporate action for the purpose of effecting any of the foregoing; or

            (ii) (A) case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking (1) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or any Subsidiary, or of all or any substantial part of the assets, domestic or foreign, of the Borrower or any Subsidiary, and such case or proceeding shall continue undismissed or unstayed for a period of 30 days, or (B) an order granting the relief requested in such case or proceeding against the Borrower or any Subsidiary (including an order for relief under such Federal bankruptcy laws) shall be entered; or

            (g) A judgment or order for the payment of money shall be entered against the Borrower or any Subsidiary by any court, and either (i) such judgment or order shall continue undischarged and unstayed for a period of 10 days in which the aggregate amount of all such judgments and orders exceeds $500,000 or (ii) enforcement proceedings shall have been commenced upon such judgment or order.

Section 6.02. Remedies upon Event of Default. During the continuance of any Event of Default (other than one specified in Section 6.01(f)) and in every such event, the Lender, upon notice to the Borrower, may do either or both of the following: (a) declare, in whole or, from time to time, in part, the principal of and interest on the Loans and all other amounts owing under this Agreement to be, and the Loans and all such other amounts shall thereupon and to that extent become, due and payable and (b) terminate, in whole or, from time to time, in part, the Commitment. Upon the occurrence of an Event of Default specified in
Section 6.01(f), automatically and without any notice to the Borrower, (a) the principal of and interest on the Loans and all other amounts owing under this Agreement shall be due and payable and (b) the Commitment shall terminate. Presentment, demand, protest or notice of any kind (other than the notice provided for in the first sentence of this Section 6.02) are hereby expressly waived.

                                    ARTICLE 7

                                  MISCELLANEOUS

Section 7.01. Notices and Deliveries.

            (a) Manner of Delivery. All notices, communications and materials (including all Information) to be given or delivered pursuant to this Agreement shall, except in those cases where a telephone notice is expressly permitted, be in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telex or telecopier, or delivered by hand. Notices under Sections 1.02, 1.05, and 6.02 may be by telephone, promptly, in the case of each notice other than one under Section 6.02, confirmed in writing. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent that the Lender has acted in reliance on such telephonic notice.

            (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

            (i) if to the Borrower, to it at:

               deltathree.com, Inc.
               430 Park Avenue, Suite 500
               New York, New York 10022
               Telecopier No.: (212)
               Telephone No.: (212) 588-3600
               Attention: General Counsel

            (ii) if to the Lender, to it at:

                c/o RSL Communications, N. America, Inc.
                767 Fifth Avenue, Sutie 4300
                New York, New York 10153
                Telecopier No.: (212) 317-1940
                Telephone No.: (212) 317-1800
                Attention: General Counsel

or at such other address or telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address."

            (c) Effectiveness. Each notice and communication and any material to be given or delivered pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the third Business Day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 7.01 and the appropriate answer-back is received or receipt is otherwise acknowledged, (iii) if sent by hand delivery, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered, or, in the case of notice by the Lender to the Borrower under Section 6.02 given by telephone as provided below, if any individual or any member of the department to whose attention notices, communications and materials are to be given or delivered is unavailable at the time, to any other officer or employee of the Borrower, except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered, and notices to the Lender under Sections 1.02 and 1.05, shall not be effective, and materials to be furnished to the Lender pursuant to Article 5 shall not be deemed furnished, until received, and such notices to the Lender shall not be deemed received until received by the officer of the Lender responsible, at the time, for the administration of this Agreement.

            (d) Reasonable Notice. Any requirement under Applicable Law of reasonable notice by the Lender to the Borrower of any event in connection with, or in any way related to, this Agreement or the exercise by the Lender of its rights hereunder and thereunder shall be met if notice of such event is given to the Borrower in the manner prescribed above at least 10 days before (i) the date of such event or (ii) the date after which such event will occur.

Section 7.02. Expenses; Indemnification. (a) Whether or not any Loans are made hereunder, the Borrower shall:

                  (i) pay or reimburse the Lender for all transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes, payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of this Agreement or the making of the Loans;

                  (ii) pay or reimburse the Lender for all costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by the Lender) incurred by the Lender in connection with, arising out of, or in any way related to (A) the negotiation, preparation, execution and delivery of (1) this Agreement and (2) whether or not executed, any waiver, amendment or consent under or to this Agreement, (B) the administration of and any operations under this Agreement, (C) consulting with respect to any matter in any way arising out of, related to, or connected with, this Agreement, including (1) the protection, preservation, exercise or enforcement by the Lender of any of its rights under or related to this Agreement or (2) the performance by the Lender of any of its obligations under or related to this Agreement, or (D) protecting, preserving, exercising or enforcing any of its rights under or related to this Agreement; and

                  (iii) indemnify and hold each Indemnified Person (hereinafter defined) harmless from and against all losses suffered, and pay or reimburse each Indemnified Person for all costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by such Indemnified Person) incurred, by such Indemnified Person in connection with, arising out of, or in any way related to (A) any Credit Agreement Related Claim (hereinafter defined) (whether asserted by such Indemnified Person or the Borrower or any other Person), including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, such Indemnified Person is a party thereto), or (B) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, this Agreement or the relationship established hereunder, except that the foregoing indemnity shall not be applicable to any loss suffered by any Indemnified Person to the extent such loss is determined by a judgment of a court that is binding on the Borrower and such Indemnified Person, final and not subject to review on appeal, to be the result of acts or omissions on the part of such Indemnified Person constituting
(x) willful misconduct, (y) knowing violations of law, or (z) in the case of claims by the Borrower against such Indemnified Person, such Indemnified Person's failure to observe any other standard applicable to it under any of the other provisions of this Agreement or, but only to the extent not waivable thereunder, Applicable Law. For purposes of this Agreement, "Indemnified Person" shall mean any Person that is, or at any time was, the Lender, an Affiliate (hereinafter defined) of the Lender or a director, officer, employee or agent of any such Person. "Credit Agreement Related Claim" shall mean any claim (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with, this Agreement or the relationship established hereunder or thereunder, whether such claim arises or is asserted before or after the Agreement Date or before or after the Repayment Date. "Affiliate" shall mean, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; unless otherwise specified, "Affiliate" means an Affiliate of the Borrower.

            (b) All amounts payable by the Borrower under Section 7.02(a) shall be immediately due upon request for the payment thereof.

Section 7.03. Rights Cumulative. Each of the Lender's rights and remedies under this Agreement shall be in addition to all of its other rights and remedies under this Agreement and Applicable Law, and nothing in this Agreement shall be construed as limiting any such rights or remedies.

Section 7.04. Disclosures. The Lender may disclose to, and exchange and discuss with, any other Person (the Lender and each such other Person being hereby irrevocably authorized to do so) any information concerning the Borrower or any Subsidiary (whether received by the Lender or such other Person in connection with or pursuant to this Agreement or otherwise) for the purpose of (a) complying with Applicable Law, (b) protecting, preserving, exercising or enforcing any of its rights under or related to this Agreement, (c) performing any of its obligations under or related to this Agreement, or (d) consulting with respect to any of the foregoing matters.

Section 7.05. Amendments; Waivers. Any term, covenant, agreement or condition of this Agreement may be amended, and any right under this Agreement may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Lender and, in the case of an amendment, by the Borrower. Unless otherwise specified in such waiver, a waiver of any right under this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Lender under this Agreement or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Lender under this Agreement or Applicable Law.

Section 7.06. Setoff; Retention of Funds. The Lender is hereby authorized by the Borrower, at any time and from time to time, without notice, (a) during any Event of Default, to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of the Borrower under this Agreement (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by the Lender or any of its Affiliates to the Borrower (whether payable in U.S. Dollars or any other currency, whether matured or unmatured and, in the case of deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States) and (b) during any Default, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Lender in its sole discretion may elect.

Section 7.07. Assignments and Participations.

            (a) Assignments. (i) The Borrower may not assign any of its rights or obligations under this Agreement without the prior written consent of the Lender, and no assignment of any such obligation shall release the Borrower therefrom or constitute a novation unless the Lender shall have consented to such release in a writing specifically referring to the obligation from which the Borrower is to be released.

            (ii) The Lender may from time to time assign any or all of its rights and obligations under this Agreement to one or more Persons without the consent of the Borrower. Any assignment of any such obligation that is to an Eligible Assignee (hereinafter defined) or is consented to by the Borrower in writing shall release the Lender therefrom and constitute a novation. For purposes of this Agreement, "Eligible Assignee" shall mean (i) any commercial bank, savings and loan institution or savings bank organized under the laws of the United States, or any State thereof, and having combined capital and surplus in excess of $100,000,000, (ii) any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having combined capital and surplus (or the equivalent thereof under the accounting principles applicable thereto) in excess of $100,000,000, provided that such bank is acting through a branch, agency or Affiliate located in the country in which it is organized or another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, or (iv) any insurance company, pension fund, mutual fund or other financial institution of recognized standing.

Section 7.08. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, excluding those applicable to choice of law but including those applicable to the Maximum Permissible Rate.

Section 7.09. Judicial Proceedings; Waiver of Jury Trial. Any judicial proceeding brought against the Borrower with respect to any Credit Agreement Related Claim may be brought in any court of competent jurisdiction in the City of New York, and, by execution and delivery of this Agreement, the Borrower (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Credit Agreement Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Borrower hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 7.01(b), and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the Lender or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of the Lender or any other Indemnified Person to bring proceedings against the Borrower in the courts of any other jurisdiction. Any judicial proceeding by the Borrower against the Lender involving any Credit Agreement Related Claim shall be brought only in a court located in the City and State of New York. THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING ANY CREDIT AGREEMENT RELATED CLAIM.

Section 7.10. LIMITATION OF LIABILITY. NEITHER THE LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY CREDIT AGREEMENT RELATED CLAIM.

Section 7.11. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Borrower hereby waives any provision of Applicable Law that renders any provision hereof prohibited or unenforceable in any respect.

Section 7.12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

Section 7.13. Survival of Obligations. Except as otherwise expressly provided herein, the rights and obligations of the Borrower, the Lender and the other Indemnified Persons hereunder shall survive the Repayment Date.

Section 7.14. Entire Agreement. This Agreement embodies the entire agreement between the Borrower and the Lender relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

Section 7.15. Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                                    ARTICLE 8

                                 INTERPRETATION

Section 8.01. Certain Definitional Provisions. (i) Except as otherwise specified herein, all references herein (A) to any Person shall be deemed to include such Person's successors and assigns, (B) to any Applicable Law defined or referred to herein shall be deemed references to such Applicable Law as the same may have been or may be amended or supplemented from time to time, and (C) to this Agreement or any Contract defined or referred to herein shall be deemed references to this Agreement or such Contract as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

                  (ii) When used in this Agreement, the words "herein", "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article," "Section," "Schedule" and "Exhibit" shall refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified.

                  (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

                  (iv) Any item or list of items set forth following the word "including," "include" or "includes" is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included," such item or items are in such category, and shall not be construed as indicating that the types of items in the category in which such item or items are "included" are limited to such items or to items similar to such items.

                  (v) When used in this Agreement, "Person" means any individual, sole proprietorship, corporation, partnership, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof.

                  (vi) Except as otherwise specified therein, all terms defined in this Agreement shall have the meanings herein ascribed to them when used in any certificate, opinion or other document delivered pursuant hereto.

Section 8.02. Accounting Matters. Unless otherwise specified herein, all accounting determinations hereunder shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles, except, in the case of such financial statements, for departures from Generally Accepted Accounting Principles that may from time to time be approved in writing by the independent certified public accountants who are at the time, in accordance with Section 5.01(b), reporting on the Borrower's financial statements.

Section 8.03. Representations and Warranties. All representations and warranties shall be deemed made (a) in the case of any representation and warranty contained in this Agreement at the time of its initial execution and delivery,
(b) in the case of any representation and warranty contained in this Agreement or any other document at the time any Loan is made, at and as of such time, and
(c) in the case of any particular representation and warranty, wherever contained, at such other time or times as such representation and warranty is made or deemed made in accordance with the provisions of this Agreement or the document pursuant to, under or in connection with which such representation and warranty is made or deemed made.

Section 8.04. Captions. Captions to Articles, Sections and subsections of, and Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Agreement Date.

                                        DELTATHREE.COM, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        RSL COMMUNICATIONS, LTD.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                   Schedule 1.02

                           FORM OF NOTICE OF BORROWING

RSL Communications, Ltd.
767 Fifth Avenue, Suite 4300
New York, New York   10153

Date:

Gentlemen:

            Reference is made to the Credit Facility, dated as of _________, 1999 between deltathree.com, Inc. and RSL Communications, Ltd. (the "Credit Facility"). The undersigned hereby gives notice pursuant to Section 1.02 of the Credit Facility of its request to have the following Loans made to it on [insert requested date and amount of borrowing]:

                      Amount                          Date of Borrowing
                      ------                          -----------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            The undersigned represents and warrants that the borrowing requested hereby complies with the requirements of Section 1.02 of the Credit Facility.

                                        DELTATHREE.COM, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                   Schedule 1.05

                          FORM OF NOTICE OF PREPAYMENT

RSL Communications, Ltd.
767 Fifth Avenue, Suite 4300
New York, New York   10153

Date:

Gentlemen:

            Reference is made to the Credit Facility, dated as of ___________, 1999 between deltathree.com, Inc. and RSL Communications, Ltd. (the "Credit Facility"). The undersigned hereby gives notice pursuant to Section 1.05 of the Credit Facility that it will prepay the Loans specified below on [insert date and amount of prepayment]:

          Date of
         Prepayment                           Amount
         ----------                           ------

------------------------------     ---------------------------

------------------------------     ---------------------------

------------------------------     ---------------------------

            The undersigned represents and warrants that the prepayment requested hereby complies with the requirements of Section 1.05 of the Credit Facility.

                                        DELTATHREE.COM, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                                   Schedule 1.08

                                      GRID

                                      NOTE

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                                  Amount of
   Loan       Amount of       Principal Paid or    Unpaid Principal    Notation
  Date of       Loan               Prepaid          Amount of Loan      Made by
  -------       ----               -------          --------------      -------

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

                                                                   Schedule 2.01

                              DELTATHREE.COM, INC.

             FORM OF BORROWER'S CERTIFICATE AS TO RESOLUTIONS, ETC.

            I, ____________, [Assistant] Secretary of deltathree.com, Inc., a Delaware corporation (the "Borrower"), hereby certify, pursuant to Section 2.01 of the Credit Facility dated as of ____________, 1999 between the Borrower and RSL Communications, Ltd., that:

            1. The below-named persons have been duly elected (or appointed) and have duly qualified as, and on this day are, officers of the Borrower holding their respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures:

            Name                      Office                Signature
            ----                      ------                ---------

[Insert names and offices of persons
                                                    ---------------------------
Authorized to sign the Credit Facility
                                                    ---------------------------
And any related documents]
                                                    ---------------------------

            2. Attached as Annex A is a true and correct copy of resolutions duly adopted by [unanimous written consent of] the board of directors of the Borrower. Such resolutions have not been amended, modified or revoked and are in full force and effect on the Agreement Date.

            3. The Credit Facility, in each case as executed and delivered on behalf of the Borrower, are in the forms thereof approved by [unanimous written consent of] the board of directors of the Borrower.

            IN WITNESS WHEREOF, I have signed this certificate this __day of _________, 1999.


                                        ----------------------------------------
                                                   [Assistant] Secretary

            I, _____________________, [title] of the Borrower, DO HEREBY CERTIFY that [name of the above [Assistant] Secretary] has been duly elected or appointed and has been duly qualified as, and on this day is, [Assistant] Secretary of the Borrower, and the signature in paragraph 1 above is his genuine signature.

            IN WITNESS WHEREOF, I have signed this certificate this day of _______________, 1999.


                                        ----------------------------------------
                                                        [Title]

                                                                         Annex A

                              DELTATHREE.COM, INC.

              FORM OF RESOLUTIONS OF BOARD OF DIRECTORS OF BORROWER

            RESOLVED, that this Corporation is authorized to borrow from RSL Communications, Ltd. (the "Lender") under and pursuant to the below-mentioned Credit Facility, an aggregate principal amount not to exceed at any time outstanding $10,000,000, to be repaid in accordance with the Credit Facility, with interest on the unpaid principal amounts thereof from time to time outstanding at the interest rates per annum provided for in the Credit Facility; and be it further

            RESOLVED, that the form, terms and provisions of the proposed Credit Facility (the "Credit Facility"), in substantially the form of the draft of ___________, 1999 attached, between this Corporation and the Lender, providing, among other things, (i) for the making by the Lender to this Corporation from time to time of advances ("Loans") in an aggregate principal amount not to exceed at any time outstanding $10,000,000 upon the terms and conditions therein set forth, (ii) for the payment by this Corporation of the fees, costs and expenses as therein provided and (iii) for the waiver by this Corporation of (A) trial by jury and (B) claims for special, indirect and consequential damages, all as therein provided; be, and the same hereby are, in all respects approved, and that the Chairman of the board of directors of this Corporation, the President, any Vice President or the Treasurer of this Corporation be, and each of them hereby is, authorized, in the name and on behalf of this Corporation, to execute and deliver the Credit Facility, each in the form, or substantially in the form, thereof submitted to the board of directors of this Corporation, with such changes, additions and modifications thereto as the officer of this Corporation executing the same shall approve, such approval to be conclusively evidenced by his execution and delivery thereof; and be it further

            RESOLVED, that the draft of the Credit Facility referred to above be filed by the Secretary of this Corporation among the minutes of the meeting of the board of directors of this Corporation; and be it further

            RESOLVED, that the proper officers of this Corporation be, and each of them hereby is, authorized and empowered (any one of them acting alone) to do or cause to be done all such acts or things and to sign and deliver, or cause to be signed and delivered, all such documents, instruments and certificates (including, without limitation, all notices and certificates required or permitted to be given or made under the terms of the Credit Facility), in the name and on behalf of this Corporation or otherwise, as such officer of this Corporation may deem necessary, advisable or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions and to perform the obligations of this Corporation under the agreements and instruments referred to therein.

                                                                Schedule 5.01(b)

                              DELTATHREE.COM, INC.

              FORM OF CERTIFICATE AS TO ANNUAL FINANCIAL STATEMENTS

            I, ___________, [President, Chief Financial Officer] of deltathree.com, Inc., a Delaware corporation (the "Borrower"), hereby certify, pursuant to Section 5.01(b) of the Credit Facility dated as of ___________, 19__ between the Borrower and RSL Communications, Ltd., that:

            1. (a) The accompanying consolidated and consolidating financial statements of the Borrower and the Consolidated Subsidiaries as at ___________ and for the fiscal year ending December 31, ____, are complete and correct and present fairly, in accordance with Generally Accepted Accounting Principles (except for changes therein or therefrom described below, that have been approved in writing by Brightman, Almagor & Co., the Borrower's current independent certified public accountants), the consolidated and consolidating financial position of the Borrower and the Consolidated Subsidiaries as at the end of such fiscal year, and the consolidated and consolidating results of operations and cash flows for such fiscal year, in each case on the basis presented.

            (b) Except as disclosed or reflected in such financial statements, as at _________, neither the Borrower nor any Subsidiary had any liability, contingent or otherwise, nor any unrealized or anticipated loss, that, singly or in the aggregate, have had or might have a Material Adverse Effect on the Borrower and the Consolidated Subsidiaries taken as a whole.

            2. (a) The changes from Generally Accepted Accounting Principles are as follows:

            All such changes have been approved in writing by Brightman, Almagor & Co.

            3. Based on an examination sufficient to enable me to make an informed statement, no Default exists, including, in particular, any such arising under the provisions of Articles 4 or 5, except the following:

            [If none such exist, insert "None"; if any do exist, specify the same by Section, give the date the same occurred, whether it is continuing, and the steps being taken by the Borrower or a Subsidiary with respect thereto.]

Dated:

                                        ------------------------------
                                        [President, Chief
                                        Financial Officer]